SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2005

NEWMONT MINING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification Number)

1700 Lincoln Street Denver, Colorado 8020

(Address and zip code of principal executive offices)

(303) 863-7414

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01—Entry into a Material Definitive Agreement

On October 26, 2005, the Board of Directors of Newmont Mining Corporation (the “Company”), approved and adopted an amended and restated 2005 Stock Incentive Plan (the “2005 Plan”). The 2005 Plan was amended to provide, among other things, that options, restricted stock and other awards will vest over a period of at least three years, except for awards of up to 1,000,000 shares and in certain circumstances specified in the 2005 Plan. The 2005 Plan is filed as Exhibit 10.1 to this Form 8-K and is hereby incorporated by reference.

The Compensation and Management Development Committee recommended, and the Board of Directors approved on October 26, 2005, awards of stock options under the 2005 Plan for each of the Company’s executive officers. The terms of the stock options are governed by the 2005 Plan and the award agreement entered into between the Company and each executive officer. The Compensation and Management Development Committee also approved on October 25, 2005, the form of award agreement pursuant to which stock options are awarded under the 2005 Plan, including the options described above, which is attached hereto as Exhibit 10.2 to this Form 8-K and is hereby incorporated by reference.

The Compensation and Management Development Committee recommended, and the Board of Directors approved on October 26, 2005, an award of 8,400 shares of restricted stock to Mr. Richard T. O’Brien, Senior Vice President and Chief Financial Officer. This award will vest in equal annual increments over a period of three years. The terms of the award are governed by the 2005 Plan and the award agreement entered into between the Company and Mr. O’Brien. The Compensation and Management Development Committee also approved on October 25, 2005, the form of award agreement pursuant to which restricted stock is awarded under the 2005 Plan, including the restricted stock award described above, which is attached hereto as Exhibit 10.3 to this Form 8-K and is hereby incorporated by reference.

In addition, on October 26, 2005, the Compensation and Management Development Committee recommended, and the Board of Directors approved, revised compensation arrangements for non-employee directors under the 2005 Plan. Effective November 1, 2005, the annual cash retainer was increased from $40,000 to $50,000 per year and the annual stock award under the 2005 Plan, payable in the form of common stock or director stock units (as elected by the non-employee director), on the first business day following the date of the Corporation’s annual meeting each year, was increased from a fair market value as of the day following election or appointment of $50,000 to $75,000. A summary of the Non-Employee Director Compensation and Benefits, as revised, is filed as Exhibit 10.4 to this Form 8-K and is hereby incorporated by reference.

On October 31, 2005, Newmont Capital Limited and Seymour Schulich, a director of the Company, entered an Amendment No. 3 to Consulting Agreement, filed as Exhibit 10.5 to this Form 8-K and hereby incorporated by reference. Under the amended terms, Mr. Schulich’s fee for service as Chairman of Newmont Capital Limited was increased from $50,000 to $75,000.

Item 5.02—Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 26, 2005, the Board of Directors of Newmont Mining Corporation (the “Company”) voted to increase the size of the Board from 12 to 14 members and elected Ms. Noreen Doyle and Ms. Veronica M. Hagen to fill the newly created vacancies. Ms. Doyle was appointed to serve on the Audit Committee and Ms. Hagen was appointed to serve on the Environmental, Health and Safety Committee.

There is no arrangement or understanding between Ms. Doyle or Ms. Hagen and any other persons pursuant to which he was selected as a director.

There have been no transactions with Newmont that exceed $60,000 in which Ms. Doyle or Ms. Hagen had a direct or indirect interest, per Item 404(a) of Regulation S-K.

A copy of the news release announcing the election of Ms. Doyle and Ms. Hagen to the Board of Directors of the Company is attached hereto as Exhibit 99.1.

Item 9.01—Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Newmont Mining Corporation 2005 Stock Incentive Plan, as amended and restated

10.2	Form of Award Agreement for stock options under the 2005 Stock Incentive Plan

10.3	Form of Award Agreement for restricted stock under the 2005 Stock Incentive Plan

10.4	Summary of Non-Employee Director Compensation and Benefits

10.5	Amendment No. 3 to Consulting Agreement between Newmont Capital Limited and Seymour Schulich, executed as of October 31, 2005

99.1	News Release announcing election of Ms. Noreen Doyle and Ms. Veronica M. Hagen to the Board of Directors of Newmont Mining Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWMONT MINING CORPORATION

By:	/s/ Sharon E. Thomas
Name:	Sharon E. Thomas
Title:	Vice President and Secretary

Dated: October 31, 2005

EXHIBIT INDEX

Exhibit No.	Description
10.1	Newmont Mining Corporation 2005 Stock Incentive Plan, as amended and restated

10.2	Form of Award Agreement for stock options under the 2005 Stock Incentive Plan

10.3	Form of Award Agreement for restricted stock under the 2005 Stock Incentive Plan

10.4	Summary of Non-Employee Director Compensation and Benefits

10.5	Amendment No. 3 to Consulting Agreement between Newmont Capital Limited and Seymour Schulich, executed as of October 31, 2005

99.1	News Release announcing election of Ms. Noreen Doyle and Ms. Veronica M. Hagen to the Board of Directors of Newmont Mining Corporation